Exhibit 5.1

McGuireWoods LLP 1251 Avenue of the Americas 20th Floor New York, NY 10020 Phone: 212.548.2100 www.mcguirewoods.com

May 2, 2024

Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, Massachusetts 01801

RE:	Biofrontera Inc., a Delaware corporation
Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Biofrontera Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (“SEC”) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling stockholders listed in the Registration Statement under “Selling Stockholders” (the “Selling Stockholders”) of up to 11,309,019 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the conversion of Series B-3 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “B-3 Preferred Stock”) that may be issued to the Selling Stockholders upon the exercise of warrants to purchase B-3 Preferred Stock (the “Preferred Warrants”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith;

(b) the securities purchase agreement dated as of February 19, 2024 by and between the Company and the Selling Stockholders (the “Purchase Agreement”);

(c) the Certificate of Designation of the Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 20, 2024 (the “Certificate of Designation”), which provides, in part, that each share of B-3 Preferred Stock is convertible into shares of Common Stock;

(d) the form of Preferred Warrant.

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Also, we have examined and relied upon the following:

(i) (A) true and correct copies of the amended and restated certificate of incorporation and amended and restated bylaws of the Company, each as in effect the date hereof and as amended to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Shares, the Preferred Stock and the Preferred Warrants by the Company; and

(ii) a certificate dated May 2, 2024 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware;

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company and the Selling Stockholders as set forth in the Purchase Agreement, and (iii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents. All forms of documents are substantially identical to the corresponding documents that will be filed with the appropriate government agency or executed by the applicable parties.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Purchase Agreement are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Purchase Agreement and the documents required or permitted to be delivered and performed thereunder, including the Preferred Warrants, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Purchase Agreement have the legal capacity to execute the applicable document.

(e) Authorization, Execution and Delivery of the Purchase Agreement and the Preferred Warrants. The Purchase Agreement, the Preferred Warrants and the other documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

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(f) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g) No Mutual Mistake, Amendments, etc. There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Preferred Warrants, the B-3 Preferred Stock and the Shares as contemplated by the Registration Statement and the Purchase Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Purchase Agreement or the Preferred Warrants.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that, (a) when the B-3 Preferred Stock has been issued as contemplated by the Preferred Warrants and (b) the Shares have been issued upon conversion of the B-3 Preferred Stock in accordance with the terms of the Certificate of Designation, the Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations.

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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